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                          CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997, included in the Registration Statement (Form SB-2) and related Prospectus of The Marquee Group, Inc. for the registration of shares of its common stock.


New York, New York
July 22, 1997


                                                /s/ Ernst & Young LLP